UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 18, 2026
INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number,
including area code:
(616) 527-5820
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	IBCP	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 18, 2026, Independent Bank Corporation (“Independent”) and HCB Financial Corp. (“HCB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for a business combination of Independent and HCB. The Merger Agreement has been unanimously approved by the respective boards of directors of Independent and HCB.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, HCB will be merged with and into Independent, with Independent as the surviving corporation (the “Merger”). In addition, Independent intends to consolidate Highpoint Community Bank, HCB’s wholly-owned subsidiary bank, with and into Independent Bank, Independent’s wholly-owned subsidiary bank, with Independent Bank as the surviving institution.

Subject to the terms and conditions of the Merger Agreement, each shareholder of HCB will receive 1.5900 shares of Independent common stock and $17.51 for each share of HCB common stock owned by the shareholder. Independent will pay aggregate Merger consideration of approximately $70.2 million based on the closing price for Independent’s common stock of $33.13 on March 17, 2026. The Merger consideration is subject to adjustment in certain limited circumstances, as set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties from each of Independent and HCB with respect to its and its subsidiaries’ businesses. Except for its status as a contractual document that establishes and governs the legal relationship between the parties with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement, and generally are solely for the benefit of the parties to that agreement.

In addition, the Merger Agreement includes customary covenants, including, among others, covenants by each party relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger, covenants by HCB relating to its obligation to call a meeting of its shareholders to approve the Merger Agreement, and a covenant by HCB, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement.

Completion of the Merger is subject to certain closing conditions. These include, among others, receipt of the requisite approval of HCB’s shareholders, receipt of required regulatory approvals, and the absence of any law or order prohibiting completion of the Merger.

The Merger Agreement may be terminated under certain conditions, including, among others, if the closing of the Merger has not occurred by January 31, 2027. In addition, prior to obtaining shareholder approval of the Merger, HCB may terminate the Merger Agreement under certain circumstances, including the good faith determination by its board of directors that it has received an unsolicited bona fide “superior proposal,” which remains a superior proposal after any proposed modification of the Merger Agreement, if any, by Independent. The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, HCB will be obligated to pay Independent a termination fee of approximately $3.25 million.

Pursuant to the terms of the Merger Agreement, following the Merger, Independent will appoint one former director of HCB to Independent’s and Independent Bank’s respective boards of directors.

In connection with the Merger Agreement, each director of HCB, in his or her capacity as a shareholder of HCB, entered into a voting agreement with Independent in which the director agreed to vote all of his or her shares of HCB common stock in favor of the Merger Agreement.

The foregoing summaries of the Merger Agreement and voting agreements are not complete and are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibits 2.1 and 10.1 to this Form 8-K and which are incorporated in this Item 1.01 by reference in their entirety.

Item 7.01.    Regulation FD Disclosure.

On March 18, 2026, Independent and HCB issued a joint press release announcing the execution of the Merger Agreement. A copy of this press release is furnished with this report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Independent has prepared presentation materials containing additional information regarding the Merger (the “Presentation”). The Presentation is included as Exhibit 99.2 to this report. Independent may use the Presentation, possibly with modifications, in presentations to current and potential investors, analysts, business partners, acquisition candidates, customers, employees, and others with an interest in Independent and its business.

Independent will host a conference call to discuss the Merger on Thursday, March 19, 2026 at 9:00 a.m. ET. Anyone interested in accessing the conference call on a live basis will need to register using the following link where they will be provided a phone number and access code: https://register-conf.media-server.com/register/BI262896591142490eb320d53560b7e591. The conference call will be accessible through an audio webcast via the following site/URL: https://edge.media-server.com/mmc/p/bknzf9pn.

The information in Item 7.01 of this report, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits.

2.1
Agreement and Plan of Merger between Independent Bank Corporation and HCB Financial Corp. dated March 18, 2026. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

10.1	Form of Voting Agreement entered into between Independent Bank Corporation and each director of HCB Financial Corp. dated March 18, 2026.

99.1	Joint Press Release of Independent Bank Corporation and HCB Financial Corp. dated March 18, 2026. This Exhibit is furnished to, and not filed with, the Commission.

99.2	Independent Bank Corporation Merger Presentation dated March 18, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements

This document contains certain forward-looking statements about Independent, such as statements about the expected completion of the proposed Merger. Independent intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Independent and HCB, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the inability to complete the proposed Merger due to the failure to satisfy the various conditions to closing, including failure to obtain the required regulatory and shareholder approvals. Additional information concerning Independent, including additional factors and risks that could materially affect Independent’s financial results, are included in Independent’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to Independent or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Independent does not undertake any obligation to update any forward-looking information contained in this document, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, Independent expects to file with the SEC a registration statement on Form S-4 that will include a preliminary proxy statement of HCB and a preliminary prospectus of Independent, as well as other relevant documents concerning the proposed Merger. After the registration statement is declared effective by the SEC, HCB will mail a definitive proxy statement/prospectus to its shareholders. This Current Report on Form 8-K is not a substitute for the proxy statement/prospectus or registration statement or for any other document that Independent may file with the SEC or that HCB may send to its shareholders in connection with the proposed Merger. Shareholders of HCB are urged to carefully read the registration statement and accompanying proxy statement/prospectus regarding the proposed Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Free copies of the proxy statement/prospectus included in the registration statement, as well as other filings containing information about Independent, HCB, and the proposed Merger, may be obtained at the SEC’s website: www.sec.gov. You will also be able to obtain these documents, free of charge, from Independent at www.independentbank.com under the tab “Investor Relations” and then “Financials - SEC Filings.” The information available through Independent’s website is not and shall not be deemed part of this Current Report on Form 8-K or incorporated by reference into other filings Independent makes with the SEC. Alternatively, when available, these documents can be obtained free of charge from Independent upon written request to Independent Bank Corporation, 4200 East Beltline, Grand Rapids, MI 49525, Attention: Investor Relations; or from HCB upon written request to HCB Financial Corp., 150 West Court Street, Hastings, MI 49058, Attention: Amanda Belcher-Currier, CFO. A final proxy statement/prospectus will be mailed to the shareholders of HCB.

Participants in the Solicitation

Under SEC rules, Independent, HCB, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from HCB’s shareholders in favor of the approval of the Merger Agreement. Information about such directors and executive officers of Independent and their direct or indirect interests, by security holdings or otherwise, can be found in Independent’s proxy statement in connection with its 2025 annual meeting of shareholders, as filed with the SEC on March 6, 2025, and other documents subsequently filed by Independent with the SEC. To the extent holdings of common stock by its directors or executive officers have changed since the amounts set forth in Independent’s proxy statement in connection with its 2025 annual meeting of shareholders, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. Further information regarding the direct or indirect interests of the directors and executive officers of Independent, along with information about the directors and executive officers of HCB and their direct or indirect interests and information regarding the interests of other persons who may be deemed participants in the solicitation, may be obtained by reading the proxy statement/prospectus included in the registration statement regarding the Merger when it becomes available. Free copies of this document may be obtained as described above.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell, the solicitation of an offer to subscribe for or buy, an invitation to purchase or subscribe for any securities, or the solicitation of any vote or approval pursuant to the Merger Agreement or otherwise. There shall not be any offer, solicitation, or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	March 18, 2026	By	s/Gavin A. Mohr
Gavin A. Mohr, Principal Financial Officer
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